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                         [White & Case LLP Letterhead]

November 15, 1999

Textron Financial Corporation
40 Westminster Street
Providence, Rhode Island  02940-6687

Dear Sirs:

                  We have acted as special counsel to Textron Financial Corporation, a Delaware corporation ("Textron") in connection with its filing of a registration statement on Form S-3 (Registration No. 333-88509) (the "Registration Statement") pursuant to which Textron will offer $3,000,000,000 in debt securities to the public from time to time. We have examined the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Textron with the Securities and Exchange Commission (the "Commission"), relating to up to $3,000,000,000 aggregate principal amount of Textron's debt securities consisting of debentures, notes or other unsecured evidences of indebtedness (the "Securities") to be issued from time to time pursuant to the terms of an Indenture between Textron and SunTrust Bank, Atlanta, as Trustee, filed as
Exhibit 4.1 to the Registration Statement (the "Indenture"), and to be sold to or through underwriters, to other purchasers or through agents.

                  Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, we are of the opinion that, when (i) execution of the Indenture has been duly authorized by Textron by appropriate corporate action, (ii) the issuance of the Securities and the approval of final terms thereof have been duly authorized by appropriate corporate action, (iii) the Indenture has been duly executed and delivered by Textron, (iv) the Securities have been duly executed and authenticated, and (v) the Securities have been delivered against payment therefor, the Securities will be valid and legally binding obligations of Textron enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.



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WHITE & CASE
LIMITED LIABILITY PARTNERSHIP
Textron Financial Corporation
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                  We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm appearing under the caption "Legal Opinions" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     White & Case LLP